WhiteHorse Finance, Inc. Reports First Quarter 2014 Earnings Results

NEW YORK, NY, May 7, 2014 – WhiteHorse Finance, Inc. (“WhiteHorse Finance” or the "Company") (NASDAQ: WHF) today reported its financial results for the quarter ended March 31, 2014.

Summary Highlights

•         New investments of $16.6 million for the first quarter

•         Net investment income of $4.0 million in the first quarter

•         First quarter distribution of $0.355 per share

Jay Carvell, WhiteHorse Finance’s Chief Executive Officer commented, “With our first year as a public company now successfully behind us, we remain focused on driving shareholder value. This includes our commitment to a disciplined investment approach in sourcing high-quality, risk adjusted investments, and leveraging our expansive deal-sourcing network, which continues to be a key differentiating factor as markets remain volatile. During the first quarter of 2014, we continued to experience similar market conditions witnessed through 2013, such as compressed spreads, loosened credit terms and increased competition, though we are well-positioned to meet our full-year 2014 goals and maintain an active pace of origination. As we progress through 2014, our focus is on both the preservation and deployment of capital, while consistently delivering results and distributions to our shareholders.”

Portfolio and Investment Activity

As of March 31, 2014, the fair value of WhiteHorse Finance’s investment portfolio was $286.9 million, compared with $272.4 million for the fourth quarter of 2013. The portfolio is entirely comprised of senior secured loans. The portfolio consisted of 89.8% variable-rate investments (indexed to LIBOR) which should continue to position the portfolio well for a potential rising interest rate environment. The overall portfolio consisted of 23 positions across 21 companies with an average investment size of $12.5 million and a weighted average cash yield of 10.8%.

For the three months ended March 31, 2014, WhiteHorse Finance invested $16.6 million across three companies, or $14.6 million in new portfolio companies and $2.0 million invested in an existing portfolio company. Gross proceeds from sales and repayments totaled $5.1 million for the same period.

Results of Operations

For the three months ended March 31, 2014, WhiteHorse Finance reported net investment income of $4.0 million, consistent with the $4.0 million reported in the first quarter of 2013.

For the three months ended March 31, 2014, WhiteHorse Finance reported unrealized appreciation on investments of $2.4 million compared with an unrealized depreciation on investments of $0.5 million for the three months ended March 31, 2013.

For the three months ended March 31, 2014, WhiteHorse Finance reported a net increase in net assets of $6.4 million, compared with $3.5 million in the first quarter of 2013.

The Company’s NAV was $228.1 million as of March 31, 2014, which resulted in NAV per share of $15.23, as compared with $227.0 million as of December 31, 2013, resulting in NAV per share of $15.16.

Liquidity and Capital Resources

As of March 31, 2014, WhiteHorse Finance had cash and cash equivalents of $40.2 million, compared with $96.0 million as of December 31, 2014, inclusive of restricted cash. The decrease in cash on hand was due primarily to the repayment of borrowings under the Company’s credit facility and cash deployed to increase investments.

Distributions

On March 10, 2014, the Company declared a distribution of $0.355 per share for the quarter ended March 31, 2014. The distribution was payable on April 3, 2014 to stockholders of record as of March 20, 2014. This marks the sixth consecutive quarter that the Company has declared a distribution at this rate.

Distributions are paid from taxable earnings and may include return of capital and/or capital gains. The specific tax characteristics of the distributions will be reported to stockholders on Form 1099-DIV after the end of the calendar year and in the Company's periodic reports filed with the Securities and Exchange Commission.

Conference Call

WhiteHorse Finance will host a conference call to discuss its first quarter earnings results at 10:00 a.m. ET on Wednesday, May 7, 2014. To access the teleconference, please dial 706-758-9224 (domestic and international) approximately 10 minutes before the teleconference’s scheduled start time and reference ID# 27633128. Investors may also access the call on the investor relations portion of the Company’s website at www.whitehorsefinance.com/ir.

If you are unable to access the live teleconference, a replay will be available beginning approximately two hours after the call’s completion through May 14, 2014. The teleconference replay can be accessed by dialing 404-537-3406 (domestic and international) and entering ID# 27633128. A webcast replay will also be available on the investor relations portion of the Company’s website at www.whitehorsefinance.com/ir.

About WhiteHorse Finance, Inc.

WhiteHorse Finance, Inc. is a business development company that originates and invests in loans to privately held small-cap companies across a broad range of industries. The Company’s investment activities are managed by its investment adviser, H.I.G. WhiteHorse Advisers, LLC, an affiliate of H.I.G. Capital, L.L.C. (“H.I.G. Capital”). H.I.G. Capital is a leading global alternative asset manager managing approximately $15 billion of capital as of March 31, 2014 across a number of funds focused on the small and mid-cap markets. For more information about H.I.G. Capital, please visit http://www.higcapital.com. For more information about the Company, please visit http://www.whitehorsefinance.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contacts

Alastair Merrick

WhiteHorse Finance, Inc.

212-506-0500

amerrick@whitehorsefinance.com

Brian Schaffer

Prosek Partners

212-279-3115

bschaffer@prosek.com

Source: WhiteHorse Finance, Inc.

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WhiteHorse Finance, Inc.

Consolidated Statements of Assets and Liabilities

(in thousands, except share and per share data)

	March 31, 2014	December 31, 2013
	(Unaudited)
Assets
Investments, at fair value (cost $284,650 and $272,608, respectively)	$286,862	$272,439
Cash and cash equivalents	25,737	92,905
Restricted cash and cash equivalents	14,443	3,078
Interest receivable	1,911	1,585
Deferred financing costs	3,679	3,827
Prepaid expenses and other receivables	381	319
Total assets	$333,013	$374,153

Liabilities
Credit facility	$-	$25,000
Senior notes	30,000	30,000
Unsecured term loan	55,000	55,000
Distributions payable	5,319	5,317
Management fees payable	2,079	2,831
Payable for investments purchased	11,723	28,606
Accounts payable and accrued expenses	751	397
Total liabilities	104,872	147,151

Net assets
Common stock, 14,982,857 and 14,977,056 shares issued and outstanding, par value $0.001 per share and 100,000,000 authorized	15	15
Paid-in capital in excess of par	228,734	228,646
Undistributed net investment loss	(2,183)	(854)
Net unrealized appreciation (depreciation) on investments	1,575	(805)
Total net assets	228,141	227,002
Total liabilities and total net assets	$333,013	$374,153

Number of shares outstanding	14,982,857	14,977,056
Net asset value per share	$15.23	$15.16

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WhiteHorse Finance, Inc.

Consolidated Statements of Operations (Unaudited)

(in thousands, except share and per share data)

	Three months ended March 31,
	2014	2013
Investment income
Interest income	$8,250	$8,382
Total investment income	8,250	8,382

Expenses
Interest expense	1,355	1,362
Base management fees	1,443	1,077
Performance-based incentive fees	151	952
Administrative service fees	325	389
General and administrative expenses	986	593
Total expenses	4,260	4,373
Net investment income	3,990	4,009

Realized and unrealized gains (losses) on investments
Net realized gains (losses) on investments	-	-
Net change in unrealized appreciation (depreciation) on investments	2,380	(501)
Net realized and unrealized gains (losses) on investments	2,380	(501)
Net increase in net assets resulting from operations	$6,370	$3,508

Per Common Share Data
Basic and diluted earnings per common share	$0.43	$0.23
Dividends and distributions declared per common share	$0.36	$0.36
Basic and diluted weighted average common shares outstanding	14,982,728	14,965,624

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WhiteHorse Finance, Inc.

Consolidated Schedule of Investments (Unaudited)

March 31, 2014

(in thousands)

Investment Type	Spread Above Index(1)	Interest Rate(2)	Maturity Date	Par / Shares	Amortized Cost	Fair Value	Fair Value As A Percentage Of Net Assets
North America
Debt Investments

Aerospace & Defense
ILC Industries, LLC
First Lien Secured Term Loan	L+6.50%	8.00%	7/11/18	$4,633	$4,622	$4,634	2.03%
	(1.50% Floor)
Second Lien Secured Term Loan	L+10.00%	11.50%	7/11/19	5,000	4,885	4,960	2.17
	(1.50% Floor)
				9,633	9,507	9,594	4.20

Building Products
TCO Funding Corp.
First Lien Secured Term Loan	L+7.50%	9.50%	4/27/15	17,450	17,393	17,484	7.66
	(2.00% Floor)

Consumer Finance
Oasis Legal Finance, LLC
Second Lien Secured Term Loan	N/A(4)	10.50%	9/30/18	10,000	9,815	9,970	4.37

Sigue Corporation
Second Lien Secured Term Loan	L+9.00%	10.00%	12/27/18	25,000	24,520	24,950	10.94
	(1.00% Floor)
				35,000	34,335	34,920	15.31

Data Processing & Outsourced Services
Future Payment Technologies, L.P.
Second Lien Secured Term Loan	L+10.00%	11.00%	12/31/18	35,175	33,827	34,999	15.34
	(1.00% Floor)	(2.00% PIK)

Diversified Support Services
ARSloane Acquisition, LLC
Second Lien Secured Term Loan	L+10.50%	11.75%	10/1/20	4,000	3,924	4,040	1.77
	(1.25% Floor)

Smile Brands Group Inc.
First Lien Secured Term Loan	L+6.25%	7.50%	8/16/19	11,940	11,720	11,892	5.21
	(1.25% Floor)
				15,940	15,644	15,932	6.98

Education Services
Renaissance Learning, Inc.
Second Lien Secured Term Loan	L+7.75%	8.75%	5/14/21	19,000	19,061	19,380	8.49
	(1.00% Floor)

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Investment Type	Spread Above Index(1)	Interest Rate(2)	Maturity Date	Par / Shares	Amortized Cost	Fair Value	Fair Value As A Percentage Of Net Assets
Electronic Equipment & Instruments
AP Gaming I, LLC
First Lien Secured Term Loan	L+8.25%	9.25%	12/20/20	9,975	9,681	9,776	4.28
	(1.00% Floor)

Health Care Distributors
Comprehensive Decubitus Therapy, Inc.
First Lien Secured Term Loan	L+13.50%	15.00%	3/15/18	14,312	14,073	14,283	6.26
	(1.50% Floor)	(3.00%PIK)
First Lien Secured Revolving Loan	L+13.50%	15.00%	3/15/18	403	371	402	0.18
	(1.50% Floor)	(3.00%PIK)

P2 Newco Acquisition, Inc.
Second Lien Secured Term Loan	L+8.50%	9.50%	10/22/21	10,000	9,903	9,970	4.37
	(1.00% Floor)
				24,715	24,347	24,655	10.81

Health Care Facilities
Grupo HIMA San Pablo, Inc
First Lien Secured Term Loan	L+9.00%	10.50%	1/31/18	14,850	14,607	14,761	6.47
	(1.50% Floor)
Second Lien Secured Term Loan	N/A(4)	15.75%		1,000	957	989	0.43

				15,850	15,564	15,750	6.90

Health Care Technology
Orion Healthcorp, Inc.
Senior Secured Note	L+10.00%	12.00%	3/31/18	10,000	9,700	9,700	4.25
	(2.00% Floor)	(2.00%PIK)

Homebuilding
Orleans Homebuilders, Inc.
First Lien Secured Term Loan	L+8.50%	10.50%	2/14/16	16,302	16,361	16,465	7.22
	(2.00% Floor)

Homefurnishing Retail
BDF Acquisition Corp.
Second Lien Secured Term Loan	L+8.00%	9.00%	2/12/22	5,000	4,901	5,000	2.19
	(1.00% Floor)

Integrated Telecommunication Services
Securus Technologies, Inc.
Second Lien Secured Term Loan	L+7.75%	9.00%	4/30/21	8,090	8,013	8,033	3.52
	(1.25% Floor)

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Investment Type	Spread Above Index(1)	Interest Rate(2)	Maturity Date	Par / Shares	Amortized Cost	Fair Value	Fair Value As A Percentage Of Net Assets
Internet Retail
Bluestem Brands, Inc.
First Lien Secured Term Loan	L+6.50%	7.50%	12/6/18	8,889	8,698	8,907	3.90
	(1.00% Floor)

Oil & Gas Drilling
ProPetro Services, Inc.
First Lien Secured Term Loan	L+6.25%	7.25%	9/30/19	9,750	9,656	9,926	4.35
	(1.00% Floor)

Specialized Consumer Services
Pre-Paid Legal Services, Inc.
Second Lien Secured Term Loan	L+8.50%	9.75%	7/1/20	18,000	17,782	18,090	7.93
	(1.25% Floor)

Specialized Finance
GMT Holdings 1, Ltd. & GMT Holdings 12, Ltd.(3)
First Lien Secured Term Loan	N/A(4)	25.00%	6/30/14	20,281	20,346	18,415	8.07

Trading Companies & Distributors
Distribution International, Inc.
First Lien Secured Term Loan	L+6.50%	7.50%	7/16/19	9,925	9,834	9,836	4.31
	(1.00% Floor)
Total Debt Investments(5)				288,975	284,650	286,862	125.74

Equity Investments

Health Care Technology
Constellation Health, LLC
Warrants	-	-	3/31/18	1	-	-	-

Total Equity Investments				-	-	-	-

Total Investments				$288,975	$284,650	$286,862	125.74%

(1)	The investments bear interest at a rate that may be determined by reference to the London Interbank Offered Rate (“LIBOR” or “L”) which resets monthly, quarterly or semiannually.

(2)	The interest rate is the “all-in-rate” including the current index and spread, the fixed rate, and the payment-in-kind, or “PIK”, interest rate, as the case may be.

(3)	WhiteHorse Finance, Inc.’s investments in GMT Holdings 1, Ltd. and GMT Holdings 12, Ltd. are held through its subsidiary Bayside Financing S.A.R.L.

(4)	Interest rate is fixed and accordingly the spread above the index is not applicable.

(5)	Except for AP Gaming I, LLC, BDF Acquisition Corp., GMT Holdings 1, Ltd. and GMT Holdings 12, Ltd., P2 Newco Acquisition, Inc., Renaissance Learning, Inc. and Securus Technologies, Inc., the investments provide collateral for the Credit Facility.

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